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                                                                  Exhibit 99 (a)

                                 August 14, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

         Michael J. Mahoney, the Chief Executive Officer and Donald P. Cawley, the Chief Accounting Officer of Commonwealth Telephone Enterprises, Inc., each certifies that, to the best of their knowledge, based on a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2002 (the "Report"):

         1. such Report fully complies with the requirements of Section 13 of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Commonwealth Telephone Enterprises, Inc.

                            /s/ Michael J. Mahoney

                            -----------------------------
                            Michael J. Mahoney
                            Chief Executive Officer
                            (Principal Executive Officer)

                            /s/ Donald P. Cawley

                            -----------------------------
                            Donald P. Cawley
                            Chief Accounting Officer
                            (Principal Financial Officer and
                            Principal Accounting Officer)